PROMISSORY NOTE

USD $4,696,10                                                                                              Date:  April 29, 2016

TO:  Adam Elmquist

The undersigned, APP Incline Corporation  (the “Borrower”), HEREBY PROMISES TO PAY to the order of Adam Elmquist no later than October 29, 2016 (the “Payment Date”), Four Thousand Six Hundred and Ninety Six United States Dollars  and Ten Cents (USD $4,696.10) (the “Loan Amount”).  The Loan Amount shall accrue interest monthly at a rate of Ten (10%) percent per annum.  Interest shall be due and payable on the Payment Date.

If suit is brought on this Note, or if it is placed in the hands of an attorney for collection, after any default in payment, the Borrower promises and agrees to pay all costs of collection, including lawyers’ fees, incurred thereby.

For value received, the Borrower waives presentment, demand, protest and notice of demand, protest and nonpayment and consents to any and all renewals and extensions of the time of payment hereof, binds himself to obligations under this Note as principals and not as sureties, and further agrees that at any time the terms of payment hereof may be modified or security released without affecting the liability of any part of this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby.

/s/Adam Elmquist
By:Adam Elmquist
APP Incline Corporation